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                                  Exhibit 4.3

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT is made as of October 24, 1995, between SL INDUSTRIES, INC., a New Jersey corporation ("SL Industries"), and DAVID V. DAY ("Day").

                                BACKGROUND

     1. Day is presently employed by SL Industries' subsidiary, SL WABER, Inc. ("SL Waber"), as an executive employee and as the Vice President and General Manager of its Day Sequerra division. His efforts in such position provide SL Waber with substantial and valuable benefits, and it is anticipated that his future efforts will be similarly valuable.

     2. SL Industries desires to provide Day with an additional incentive, in the form of this Non-Qualified Stock Option Agreement, to serve with increased efforts during the period of his employment.

     3. Day has agreed to remain in the employment of SL Waber and to assume new and additional responsibilities, being induced to do so, in part, by the agreement of SL Industries to provide the stock option which is described below.

                                AGREEMENTS

     In consideration of the respective agreements set forth below, and intending to be legally bound, Day and Waber agree as follows:

     1. ISSUANCE OF OPTION. SL Industries hereby grants to Day an option (the "Option") to purchase all or any part of an aggregate of FIFTY THOUSAND (50,000) shares of common stock of SL Industries. The Option may be exercised, from time to time and in whole or in part, upon the terms and conditions set forth below.

     2. OPTION PRICE. THE PURCHASE PRICE FOR EACH SHARE SUBJECT TO THE OPTION SHALL BE EIGHT DOLLARS AND 37 1/2 CENTS ($8.375), SUBJECT TO ADJUSTMENT AS PROVIDED BELOW.

     3. VESTING; FORFEITURE; EXERCISE DATE. The Option shall be forfeited to the extent not vested, and shall be exercisable, in accordance with the following provisions:

        A. As to TWENTY-FIVE THOUSAND (25,000) shares, the Option shall be vested immediately, shall not be subject to forfeiture, and may be exercised on or after October 13, 1997, provided Day has been continuously employed by SL Waber through such date.
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        B.  As to another TEN THOUSAND (10,000) shares, the Option shall become vested on October 13, 1996, and may be exercised on or after April 13, 1997, provided Day has been continuously employed by SL Waber through the latter date.

        C. As to another TEN THOUSAND (10,000) shares, the Option shall become vested on October 13, 1997, and may be exercised on or after April 13, 1998, provided Day has been continuously employed by SL Waber through the latter date.

        D. As to the final FIVE THOUSAND (5,000) shares, the Option shall become vested on October 13, 1998, and may be exercised on or after April 13, 1999, provided Day has been continuously employed by SL Waber through the latter date.

        E. Notwithstanding the foregoing, the Option (1) shall be fully vested in the event that Day's employment with SL Waber is terminated by reason of his death or disability or is involuntarily terminated by SL Waber other than for cause, and (2) may be exercised at any time after the indicated date for each portion of the Option if that date is after the occurrence of any such event.

     4. TERM OF OPTION. The Option shall be exercisable, but only to the extent vested and exercisable under the provisions of Paragraph 3, at any time following the date of this Agreement. The Option, if not sooner exercised and unless extended by SL Industries, shall terminate SIXTY (60) days following the termination of Day's employment with SL Industries unless such employment has been terminated by reason of his death or disability or is involuntarily terminated by SL Waber other than for cause, in which case the Option shall terminate SIX (6) months following the indicated exercise date for each portion of the Option. Unless forfeited in accordance with the provisions of Paragraph 3, the Option shall not be terminated for any other reason.

     5. MEDIUM AND TIME OF EXERCISE AND PAYMENT. The Option may be exercised at any time by written notice to SL Industries delivered at least THREE (3) business days prior to the closing date specified in such notice. Closing shall occur at the principal executive offices of SL Industries or at such other place as the parties may agree. At the closing, the purchase price shall be payable in cash, by check, or by tendering to SL Industries shares of its common stock having an aggregate fair market value, determined as of the date when written notice of exercise of the Option has been delivered to SL Industries, equal to the purchase price. Upon payment of the purchase price, SL Industries shall deliver to Day certificates representing the shares purchased pursuant to the Option.

     6. NONTRANSFERABILITY. The Option shall be exercisable only by Day and shall not be assignable or transferable by him (other than to his estate or to any beneficiary of his estate), and no other person shall acquire any rights therein.


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     7.   REGISTRATION OF SHARES.  Within ninety days following the execution of this Agreement, SL Industries shall cause a registration statement to be filed on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares covered by the Option. While the Option remains in effect, SL Industries shall exercise its best efforts to keep such a registration statement in effect with respect to such shares. Unless an appropriate registration statement under the Securities Act is then in effect, any shares which may be issued to Day upon exercise of the Option will be restricted securities and will not be freely tradeable. Accordingly, and in such event, Day understands that he may not sell, transfer, or make any other disposition of any such shares, unless and until (a) the shares are included in an effective registration statement under the Securities Act and are registered or qualified under applicable state securities laws, or (b) in the opinion of counsel for SL Industries, no such registration or qualification is required with respect to any intended sale, transfer, or other disposition.

     8. OTHER SECURITIES LAW REQUIREMENTS. Day represents and warrants that he is acquiring the Option and (unless an appropriate registration statement is then in effect under the Securities Act) any shares which he may purchase upon exercise of the Option, for his own account and not with a view to resale or distribution thereof. As an additional condition of its obligation to deliver shares to Day upon exercise of the Option, SL Industries may require Day to make any representations and warranties (including but not being limited to the foregoing) as may, in the opinion of counsel to SL Industries, be required to ensure compliance with the Securities Act and any other applicable securities laws. Each certificate representing any such shares shall bear whatever legends may be required by applicable law.
   In particular, unless an effective registration statement under the Securities Act is then in effect with respect to such shares and such shares are registered or qualified under any applicable state securities laws, the following legend shall be endorsed on any such certificate:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT OR THE STATE ACTS.

     9. LISTING OF SHARES. SL Industries shall exercise its best efforts to insure that all shares issued to Day or any other person upon the exercise of the Option will be listed





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   under the rules and regulations of the New York Stock Exchange and the
   Philadelphia Stock Exchange, if similar shares of SL Industries are listed generally on such stock exchanges at such time.

     10. LIMITED SCOPE OF AGREEMENT. Nothing in this Agreement shall impose upon SL Industries or any of its subsidiaries or affiliates any obligation to retain the services of Day as an employee or officer, or impose upon Day any obligation to continue as an employee or officer of any of them.

     11. CHANGES IN CAPITAL STRUCTURE. In the event of any change in the outstanding common stock of SL Industries by reason of stock dividend, stock split, recapitalization, merger, consolidation, split, spinoff, liquidation, or other similar change in capitalization, or any distribution to common stockholders other than cash dividends, appropriate adjustment shall be made in the number and class of shares subject to the Option and the option price per share. If SL Industries should be reorganized, consolidated, or merged with any other corporation, or if all or substantially all of its assets should be sold, SL Industries shall take appropriate action to enable Day to receive, upon any subsequent exercise of the Option, such securities, shares, or other assets as were issuable or payable in respect of or in exchange for shares of common stock of SL Industries in such reorganization, consolidation, merger, or sale.

     12. SHAREHOLDER RIGHTS. Day shall have no rights as a shareholder of SL Industries with respect to any shares covered by the Option, until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as is provided in Paragraph 11, above.

     13. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and their heirs, executors, administrators, and successors.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first mentioned above.

SL INDUSTRIES, INC.



By:  /s/ OWEN FARREN                          /s/ DAVID V. DAY 8 October 1995
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        OWEN FARREN, President                      DAVID V. DAY





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